                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
The St. Joe Company:

We consent to the incorporation by reference in the registration statements (No. 333-23571, No. 333-43007, No. 333-51726, No. 333-51728, No. 333-106046, No.
333-127344 and No. 333-127345) on Forms S-8 of The St. Joe Company of our reports dated March 13,2006, with respect to the consolidated balance sheets of The St. Joe Company as of December 31,2005 and 2004, and the related consolidated statements of income, changes in stockholders' equity, and cash flow for each of the years in the three-year period ended December 31, 2005, and related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31,2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31,2005 annual report on Form 10-K of The St. Joe Company.


/s/ KPMG LLP


Jacksonville, Florida
March 14,2006
Certified Public Accountants